Exhibit 99.2

Contacts:
For Kmart Holding Corporation	For Sears, Roebuck and Co.
Media Relations	Chris Brathwaite
(248) 463-1021	(847) 286-4681

Brunswick Group
(212) 333-3810

SEARS AND KMART SHAREHOLDERS APPROVE MERGER

Hoffman Estates, IL, March 24, 2005 — In separate special meetings today, the respective shareholders of Sears, Roebuck and Co. (NYSE: S) and Kmart Holding Corporation (NASDAQ: KMRT) approved the merger of the two companies. More than 170 million of Sears’ outstanding shares were voted, with approximately 149 million shares or approximately 88 percent of the votes cast and 69 percent of total shares outstanding total shares voted in favor of the merger proposal. More than 61 million of Kmart’s outstanding shares were voted, with 99.9 percent voting in favor. The closing of the merger is expected to occur later today.

     Kmart Chairman Edward S. Lampert said, “The combination of Kmart and Sears will create a leading retailer and we expect will provide heightened value for our customers, associates and shareholders. Sears Holdings will have an enviable stable of proprietary brands, strong points of distribution and enhanced growth opportunities.”

     Alan J. Lacy, chairman and chief executive officer of Sears, commented, “I am very pleased that our shareholders recognize and support the strategic and economic benefits of the merger. Sears Holdings will better meet the needs of more families with outstanding products and services available in nearly 3,500 convenient locations.”

     Together, Sears and Kmart will form a major new retail company named Sears Holdings Corporation. Sears Holdings stock is expected to start trading on the Nasdaq National Market under the stock symbol “SHLD” on March 28, 2005.

About Sears Holdings Corporation

     Upon the closing of the merger, Sears Holdings Corporation is expected to be the nation’s third largest broadline retailer, with approximately $55 billion in annual revenues, and with approximately 3,800 full-line and specialty retail stores in the United States and Canada. Sears Holdings is expected to be the leading home appliance retailer as well as a leader in tools, lawn and garden, home electronics and automotive repair and maintenance. Key proprietary brands are expected to include Kenmore, Craftsman and DieHard, and a broad apparel offering, including such well-known labels as Lands’ End, Jaclyn Smith and Joe Boxer, as well as the Apostrophe and Covington brands. It is also expected to have Martha Stewart Everyday products, which are offered exclusively in the U.S. by Kmart and in Canada by Sears Canada.

About Sears, Roebuck and Co.

     Sears, Roebuck and Co. (“Sears”) is a leading broadline retailer providing merchandise and related services. With revenues in 2004 of $36.1 billion, Sears offers its wide range of home merchandise, apparel and automotive products and services through more than 2,400 Sears-branded and affiliated stores in the U.S. and Canada, which includes approximately 870 full-line and 1,100 specialty stores in the U.S. Sears also offers a variety of merchandise and services through sears.com, landsend.com, and specialty catalogs. Sears is the only retailer where consumers can find each of the Kenmore, Craftsman, DieHard and Lands’ End brands together — among the most trusted and preferred brands in the U.S. The company is the largest provider of product repair services with more than 14 million service calls made annually. For more information, visit Sears’ website at www.sears.com.

About Kmart Holding Corporation

     Kmart Holding Corporation and its subsidiaries (together, “Kmart”) is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Martha Stewart Everyday and Route 66. For more information visit the Company’s website at www.kmart.com.

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Note to editors: Sears will distribute a wire photo from today’s media briefing via PR Newswire by 2:00 p.m. Central, and broadcast footage via satellite ( Primary Routing: SBS6 K05 / Downlink: 11823.00 MHz Horizontal ) from 2:30 p.m. to 3:30 p.m. Central. For more information please contact Sears’ media relations at 847.286.8371.

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This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sears Holdings Corporation, Kmart Holding Corporation and Sears, Roebuck and Co., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Kmart’s and Sears, Roebuck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Kmart and Sears, Roebuck stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; failure to quickly realize synergies and cost-savings from the transaction as a result of technical, logistical, competitive and other factors; disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; competitive conditions in retail and related services industries; changes in consumer confidence, tastes, preferences and spending; the availability and level of consumer debt; anticipated cash flow and the ability of Sears Holdings to maintain sufficient operating cash flow and liquidity; the successful execution of, and customer response to, strategic initiatives, including the full-line store strategy and the conversion and integration of the Kmart stores and other new store locations; the pace of growth in store locations, which may be higher or lower than anticipated; the possibility that new business and strategic options for one or more business segments will be identified, potentially including selective acquisitions, dispositions, restructurings, joint ventures and partnerships; trade restrictions, tariffs, and other factors potentially affecting the ability to find qualified vendors and access products in an efficient manner; the ability to successfully implement initiatives to improve inventory management capabilities; anticipated cash flow; changes in interest rates; the outcome of pending legal proceedings and bankruptcy claims; social and political conditions such as war, political unrest and terrorism or natural disasters; the possibility of negative investment returns in any pension plans; volatility in financial markets; changes in debt ratings, credit spreads and cost of funds; the possibility of interruptions in systematically accessing the public debt markets; the impact of seasonal buying patterns, which are difficult to forecast with certainty; and general economic conditions and normal business uncertainty. These forward-looking statements speak only as of the time first made, and no undertaking has been made to update or revise them as more information becomes available. Additional factors that could cause Kmart’s and Sears, Roebuck’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Reports on Forms 10-K of Kmart and Sears, Roebuck filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

Stockholders are urged to read the definitive joint proxy statement-prospectus that forms a part of Sears Holdings Corporation’s Registration Statement on Form S-4 (Registration No. 333-120954), because it contains important information. Stockholders are also able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings, Kmart and Sears, Roebuck, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the filings with the SEC that are incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, 60179, Attention: Office of the Secretary.

The respective directors and executive officers of Sears Holdings, Kmart and Sears, Roebuck and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sears Holdings’, Kmart’s and Sears, Roebuck’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also available in the definitive joint proxy statement-prospectus.

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